Exhibit 10.15
NUVOTEC USA

723 The Parkway - Richland, WA 99352
Telephone - 509.943.5319
Facsimile - 509.943.5528
www.nuvotecusa.com

September 26, 2005

Susan Mikels
Richard Eaton
Worldwide Universal Corp
925 West Kennewick Avenue
Kennewick, WA 99336

Subject: Asset Purchase Agreement Dated March 14, 2005 between Vivid Learning Systems, Inc. and TrueActive Software, Inc.

This letter serves as notification to Worldwide Universal Corp [formerly known as TrueActive Software, Inc.] that Nuvotec USA, Inc. has assumed the obligations of Vivid Learning Systems, Inc. as delineated in the subject agreement and will heretofore honor all terms of the subject agreement. As the parent company to Vivid Learning Systems, Inc., Nuvotec USA, Inc. has assumed said obligations pursuant to Section 7.8 of the subject agreement.

Should you have any questions, please do not hesitate to contact me on 509/943-5319.

/s/ Sandra Muller
Sandra Muller
General Counsel